Exhibit 99.4

CONSENT OF STEPHENS INC.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of FNCB Bancorp, Inc. (the “Company”) as Annex C to the Proxy Statement/Prospectus relating to the proposed merger of the Company with and into Peoples Financial Services Corp. contained in Amendment No. 1 to the Registration Statement on Form S-4, as filed with the Securities and Exchange Commission by Peoples Financial Services Corp., and to the references to our firm and such opinion in such Proxy Statement/Prospectus and Amendment No. 1 to the Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), and we do not admit that we are experts with respect to any part of such Proxy Statement/Prospectus and the Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

STEPHENS INC.

By:	/s/ Frank Sorrentino, IV
Title:	Managing Director
Date:	January 22, 2024